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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       NORTHWESTERN CAPITAL FINANCING III

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       (Exact name of registrant as specified in its Declaration of Trust)

Delaware                                                              41-6461234
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

c/o NorthWestern Corporation
125 S. Dakota Avenue, Suite 1100
Sioux Falls, South Dakota                                                  57104
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(Address of principal executive offices)                              (Zip Code)

                            NORTHWESTERN CORPORATION
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                  (Exact name of registrant as specified in its
                     Restated Certificate of Incorporation)

Delaware                                                              46-0172280
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

125 S. Dakota Avenue, Suite 1100
Sioux Falls, South Dakota                                                  57104
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(Address of principal executive offices)                              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class                Name of each exchange on which
               to be So Registered                Each Class is to be Registered
               -------------------                ------------------------------
8.10% Trust Preferred Securities of
NorthWestern Capital Financing III and
the Guarantee by NorthWestern Corporation
with respect thereto........................................The New York Stock
                                                                 Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /_/

Securities Act registration statement file numbers to which this form relates:
333-58491 and 333-82707 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
                                      None
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to be Registered.

                  This Registration Statement relates to the 8.10% Trust Preferred Securities, liquidation amount of $25 per security (the "Trust Preferred Securities") of NorthWestern Capital Financing III (the "Trust"), and the guarantee (the "Guarantee") by NorthWestern Corporation ("NorthWestern") with respect thereto. The descriptions of the Trust
Preferred Securities and the Guarantee to be registered hereunder are set forth under the captions "DESCRIPTION OF THE TRUST PREFERRED SECURITIES" and "DESCRIPTION OF THE GUARANTEE" in the Prospectus Supplement, dated January
24, 2002 (the "Prospectus Supplement"), supplementing the Prospectus, dated July 27, 1999, of the Trust, NorthWestern Capital Financing II, NorthWestern Capital Financing IV and NorthWestern, which constitutes a part of the Registration Statement (the "First Registration Statement") on Form S-3 (File No. 333-58491) of the Trust, NorthWestern Capital Financing I, NorthWestern Capital Financing II and NorthWestern and a part of the Registration Statement (the "Second Registration Statement" and collectively with the First Registration Statement, the "Registration Statement") on Form S-3 (File No. 333-82707) of the Trust, NorthWestern Capital Financing II, NorthWestern Capital Financing IV and NorthWestern. The First Registration Statement was filed with the Securities and Exchange Commission (the "Commission") on July 2, 1998. The Second Registration Statement was filed with the Commission on July 12, 1999. The Prospectus Supplement, which was filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, is deemed to be incorporated herein by reference.

Item 2.           Exhibits.

         Exhibit
         Number            Description
         ------            -----------

         4.1 Registration Statement on Form S-3 (Registration No. 333-58491) of the Trust, NorthWestern Capital Financing I, NorthWestern Capital Financing II and NorthWestern.

         4.2 Registration Statement on Form S-3 (Registration No. 333-82707) of the Trust, NorthWestern Capital Financing II, NorthWestern Capital Financing IV and NorthWestern and the Prospectus that forms a part of such Registration Statement, as filed with the Commission on July 12, 1999, as supplemented.

         4.3 Restated Certificate of Trust of the Trust, dated as of June 30, 1998 (incorporated herein by reference to Exhibit 4(b)(13) to the Registration Statement on Form S-3 (Registration No. 333-58491), as filed with the Commission on July 2, 1998).

         4.4* Amended and Restated Declaration of Trust of the Trust, dated as of January 31, 2002.

         4.5* Subordinated Debt Securities Indenture, dated as of August 1, 1995, between NorthWestern and The Chase Manhattan Bank (National Association), as trustee (the "Trustee").

         4.6* Fourth Supplemental Indenture, dated as of January 31, 2002, between NorthWestern and the Trustee.

         4.7* Preferred Securities Guarantee Agreement, dated as of January 31, 2002, between NorthWestern and Wilmington Trust Company for the benefit of the holders of the Trust Preferred Securities.

         4.8      Form of Trust Preferred Security Certificate (included in
                  Exhibit 4.4 above).

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* Filed herewith.
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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         NORTHWESTERN CAPITAL FINANCING III


                                         By: /s/ Richard R. Hylland
                                             -----------------------------------
                                             Name:  Richard R. Hylland
                                             Title: Regular Trustee

Date: January 31, 2002


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                                  EXHIBIT INDEX

         Exhibit
         Number                    Description
         -------                   -----------

         4.1 Registration Statement on Form S-3 (Registration No. 333-58491) of the Trust, NorthWestern Capital Financing I, NorthWestern Capital Financing II and NorthWestern.

         4.2 Registration Statement on Form S-3 (Registration No. 333-82707) of the Trust, NorthWestern Capital Financing II, NorthWestern Capital Financing IV and NorthWestern and the Prospectus that forms a part of such Registration Statement, as filed with the Commission on July 12, 1999, as supplemented.

         4.3 Restated Certificate of Trust of the Trust, dated as of June 30, 1998 (incorporated herein by reference to Exhibit 4(b)(13) to the Registration Statement on Form S-3 (Registration No. 333-58491), as filed with the Commission on July 2, 1998).

         4.4* Amended and Restated Declaration of Trust of the Trust, dated as of January 31, 2002.

         4.5* Subordinated Debt Securities Indenture, dated as of August 1, 1995, between NorthWestern and The Chase Manhattan Bank (National Association), as trustee, (the "Trustee").

         4.6* Fourth Supplemental Indenture, dated as of January 31, 2002, between NorthWestern and the Trustee.

         4.7* Preferred Securities Guarantee Agreement, dated as of January 31, 2002, between NorthWestern and Wilmington Trust Company for the benefit of the holders of the Trust Preferred Securities.

         4.8      Form of Trust Preferred Security Certificate (included in
                  Exhibit 4.4 above).


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*  Filed herewith.